Exhibit 10.11

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (the “Amendment”) is made and entered into as of the 18 day of January, 2018 (“Effective Date”), by and between WHETSTONE ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and CAMBIUM NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord (as successor-in-interest to Atrium at 3800 Golf, LLC) and Tenant are parties to that certain lease dated January 30, 2012, which has been previously amended by that certain First Amendment dated March 6, 2012 (“First Amendment”), that certain Second Amendment dated February 21, 2013 (“Second Amendment”) and that certain Third Amendment dated June 3, 2015 (“Third Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 34,198 rentable square feet (the “Original Premises”), described as Suite Nos. 155 and 360 on the first and third floors of the building commonly known as Atrium Corporate Center located at 3800 Golf Road, Rolling Meadows, Illinois 60008 (the “Building”).

B. Tenant has requested that additional space containing approximately 3,507 rentable square feet adjacent to Suite 360 on the third floor of the Building as shown on Exhibit A hereto (the “Expansion Space”) be added to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 34,198 Rentable Square Feet to 37,705 Rentable Square Feet by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall (except as otherwise set forth in this Amendment) be deemed the Premises, as defined in the Lease. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Expansion Space is correct and shall not be remeasured.

2.	Term. The Term for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and end on March 31, 2024 (the “Expansion Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

A.	The “Expansion Effective Date” shall be the later to occur of (i) April 1, 2018 (“Target Expansion Effective Date”), and (ii) the date upon which the Landlord Expansion Work (as defined in the Work Letter attached as Exhibit B hereto) in the Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Expansion

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Work in the Expansion Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord Expansion Work would have been substantially completed absent any such Tenant Delay(s). A “Tenant Delay” means any actual delays in the substantial completion of the Landlord Expansion Work by reason of the following:

1.	Tenant’s failure to furnish information, selections or approvals within any time period specified in the Lease or this Amendment;

2.	Tenant’s selection of non-Building standard equipment or non-Building standard materials that have long lead times after first being informed by Landlord that the selection may result in a delay;

3.	Changes requested or made by Tenant to previously approved plans and specifications; or

4.	The performance of work in the Expansion Space by Tenant or Tenant’s contractor(s) during the performance of the Landlord Expansion Work.

The Expansion Space shall be deemed to be substantially completed on the date that Landlord’s architect or contractor reasonably determines that all Landlord Expansion Work has been performed (or would have been performed absent any Tenant Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant’s use of the Expansion Space. Except as provided in Paragraph 1.0 of this Amendment, the adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay Rent on the Expansion Space shall be Tenant’s sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date. If the Expansion Effective Date is postponed, the Expansion Termination Date shall not be similarly extended.

B.	In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Paragraph 1.A of this Amendment, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any other reason (other than Tenant Delays by Tenant), including but not limited to, holding over by prior occupants. Except as provided in Paragraph 1.0 of this Amendment, any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Expansion Termination Date shall not be similarly extended.

C.	Notwithstanding anything to the contrary contained herein, in the event the Expansion Effective Date has not occurred by June 30, 2018 for any reason (other than Tenant Delays by Tenant), then, as Tenant’s sole remedy, Tenant may terminate this Amendment, effective immediately upon notice given to Landlord at any time thereafter and prior to the actual Expansion Effective Date

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(but the provisions of the Lease shall remain in full force and effect with respect to the Original Premises through the Original Termination Date, defined in Paragraph 4 below), and upon such notice, this Amendment and the parties’ rights and obligations under hereunder shall terminate without further action by either party, except that the change in notice addresses set forth in Paragraph 9 below shall continue to apply.

3.	Base Rent for the Expansion Space. As of the Expansion Effective Date, the schedule of Base Rent payable with respect to the Expansion Space for the Expansion Term is the following:

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
Expansion Effective
Date – 3/31/19*	$24.50	$85,921.50	$7,160.13
4/1/19 – 3/31/20	$25.00	$87,675.00	$7,306.25
4/1/20 – 3/31/21	$25.50	$89,428.50	$7,452.38
4/1/21 – 3/31/22	$26.00	$91,182.00	$7,598.50
4/1/22 – 3/31/23	$26.50	$92,935.50	$7,744.63
4/1/23 – 3/31/24	$27.00	$94,689.00	$7,890.75

*	If the Expansion Effective Date occurs on a date other than the first day of a calendar month, Base Rent for such initial partial calendar month shall be at the annual rate of $24.50 per square foot set forth above and prorated based upon the number of days in such partial calendar month.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

Notwithstanding anything to the contrary contained herein, as long as Tenant is not in default, Tenant shall not be required to pay (i) the Base Rent for the Original Premises otherwise due for the first (1st) full calendar month after the Expansion Effective Date, and (ii) the Base Rent for the Expansion Space otherwise due for the first three (3) full calendar months after the Expansion Effective Date (the period commencing on the Expansion Effective Date and ending on the last day of the third (3rd) full calendar month thereafter being hereinafter referred to as the “Base Rent Abatement Period”). Subject to the provisions of this paragraph, the total amount of Base Rent abated during the Base Rent Abatement Period shall be $87,739.02 (the “Abated Base Rent”), being the sum of (a) $66,258.63 with respect to the Original Premises, plus (b) $21,480.39 with respect to the Expansion Space. If an Event of Default occurs at any time during the Expansion Term, then from and after the Event of Default, Tenant’s right to abate the Abated Rent shall immediately cease. During the Base Rent Abatement Period, only the Abated Base Rent shall be abated, and all other costs and charges specified in the Lease as Additional Rent (including, without limitation, the Expense Adjustment Amount, the Tax Adjustment Amount and utility charges) and other costs and charges specified in the Lease for the entire Base Rent Abatement Period shall remain as due and payable pursuant to

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the provisions of the Lease. In the event Tenant is unable to recapture the full amount set forth above, Tenant shall have no further right to recapture nor any right or claim against Landlord for any remaining Abated Base Rent not yet credited or applied. Tenant’s forfeiture of any remaining Abated Base Rent not yet applied if an Event of Default occurs shall not limit or affect any of Landlord’s other rights pursuant to this Lease or at law or in equity.

4.	Extension of Initial Term for the Original Premises. The parties acknowledge that the Initial Term of the Lease with respect to the Original Premises is currently scheduled to expire on February 28, 2023 (the “Original Termination Date”). In consideration of the leasing of the Expansion Space to Tenant, the Initial Term of the Lease with respect to the Original Premises is hereby extended in order to be co-terminus with the Expansion Term and therefore shall expire on the Expansion Termination Date, rather than the Original Termination Date. Commencing as of March 1, 2023, Tenant shall pay Base Rent with respect to the Original Premises at the annual rate of $25.75 per square foot of the Rentable Square Footage of the Original Premises ($73,383.21 per month) for twelve (12) months, and as of March 1, 2024, such Base Rent shall increase by ($0.50) per square foot of the Rentable Area of the Original Premises ($74,808.13 per month) for the last month of the Initial Term, as herein extended.

5.	Additional Rent for the Expansion Space. Commencing as of January 1, 2019, in addition to Base Rent for the Expansion Space, Tenant also shall pay Tenant’s Share of (a) the Expense Excess and (b) the Tax Excess with respect to the Expansion Space, in the manner and at the times set forth in Article 4 of the Lease, except that the following shall apply with respect to the Expansion Space only:

(i)	“Tenant’s Share” for the Expansion Space shall mean 0.726%;

(ii)	“Base Year” with respect to the Expansion Space (the “Expansion Space Base Year”) shall mean calendar year 2018; and

(iii)	The terms of Section 4.5.3 of the Lease shall not apply to the Expansion Space Base Year.

The Expansion Space Base Year shall apply to the Expansion Space only and shall not affect or change the Base Year with respect to the Original Premises, which shall remain calendar year 2012 for the remainder of the Initial Term of the Lease, as extended pursuant to Paragraph 4 above.

6.	Improvements to Expansion Space.

A.	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.	Responsibility for Improvements to Expansion Space. Landlord shall perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as Exhibit B.

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7.	Early Access to Expansion Space. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements as permitted in the subsequent grammatical paragraph), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space as permitted in the subsequent grammatical paragraph), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

Tenant and its contractors shall be afforded reasonable access to the Expansion Space during the approximately two (2) weeks preceding the Expansion Effective Date, as reasonably estimated by Landlord (the “Early Access Period”), subject, in each instance, to Landlord’s reasonable scheduling and supervision, solely for purposes of installing data and communications wiring and equipment and furniture systems being purchased and installed by Tenant, provided, however, that Tenant’s early access for such limited purposes shall not interfere with the performance of the Landlord Expansion Work, as reasonably determined by Landlord. Landlord’s scheduling and supervision of such work shall not render Landlord responsible for the performance of such work or for any defect therein. Any interference which delays the completion of the Landlord Expansion Work shall constitute a Tenant Delay, as defined in Paragraph 2.A above, and Landlord shall have the right, on notice to Tenant, to cause Tenant or any such contractor, workman or supplier to leave the Expansion Space if Landlord determines that any such party is or may interfere with the activities of Landlord. Tenant further agrees that any entry into the Expansion Space shall be at Tenant’s own risk, and Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s property or Tenant’s installations made in the Expansion Space.

8.	Renewal Options. The First Renewal Option and the Second Renewal Option set forth in Section 2.2 of the Lease shall be exercised, if at all, with respect to both the Original Premises and the Expansion Space.

9.	Notice Provision. Commencing on the Effective Date, Landlord’s Notice Addresses set forth in the Basic Lease Provisions are hereby deleted and replaced with the following:

Landlord:

Whetstone Atrium, LLC

do Spear Street Capital

One Market Plaza

Spear Tower, Suite 4125

San Francisco, CA 94105

Attention: John Grassi

With a copy to:

Strategic Leasing Law Group, LLP

10 South Riverside Plaza, Suite 1830

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Chicago, IL 60606

Attention: Ellen B. Friedler

And with a copy to:

Whetstone Atrium, LLC

do Spear Street Capital

450 Lexington Avenue, 39th Floor

New York, NY 10017

Attention:

10.	Miscellaneous.

A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CB Richard Ellis (“Landlord’s Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers (other than Landlord’s Broker) claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment (other than Landlord’s Broker). Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment (other than Landlord’s Broker).

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G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

H.	This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parites. Both counterparts shall be construed together and shall constitute a single document. The parties acknowledge and agree that, to facilitate execution of this Amendment, the parties may execute and exchange by email in PDF format counterparts of the signature pages, which shall be deemed an original.

This Amendment includes the following exhibits and attachments, which are hereby incorporated into and made a part of this Amendment: Exhibit A (Outline and Location of Expansion Space), Exhibit B (Work Letter) and Exhibit B-1 (Design Plan).

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

WHETSTONE ATRIUM, LLC, a Delaware limited liability company

By: /s/ Rajiv S. Patel

Name (print):	Name: Rajiv S. Patel

Title: President

Name:

WITNESS/ATTEST:	TENANT:

CAMBIUM NETWORKS, INC., a Delaware

By: /s/ Atul Bhatnagar

Name (print):	Name: Atul Bhatnagar

Title: CEO & MD

Name (print):

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EXHIBIT A

OUTLINE AND LOCATION OR EXPANSION SPACE

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EXHIBIT B

WORK LETTER

This Exhibit is attached to and made a part of the Fourth Amendment dated as of January 12, 2018, by and between WHETSTONE ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and CAMBIUM NETWORKS, INC., a Delaware corporation (“Tenant”).

As used in this Work Letter, the “Premises” shall be deemed to mean the Expansion Space, as defined in the Amendment to which this Exhibit is attached.

1. Landlord shall perform only the following improvements to the Premises (the “Landlord Expansion Work”) in the areas cross-hatched (the “Improvement Area”) on Exhibit B-1 attached hereto (the “Design Plan”): demise the Improvement Area to the configuration shown on the Design Plan, create a large conference room as depicted on the Design Plan, build the closets depicted on the Design Plan, re-paint the Improvement Area with a single color (no accent walls), re-carpet the Improvement Area (with a carpeting allowance not to exceed $36.00 per square yard, including padding and installation), and perform all mechanical, electrical and fire/life safety protection work for standard office use as necessary to integrate the Improvement Area with the rest of the Premises. It is agreed that construction of the Landlord Expansion Work will be completed at Landlord’s sole cost and expense (subject to the terms of Paragraph 2 below) using Building standard methods, materials, and finishes. Tenant shall make color and material selections from among such samples and on such forms as Landlord shall provide. If Tenant’s local representative fails to make such selections within three (3) business days after Landlord’s request therefor, then Landlord is authorized to make such selections as Landlord reasonably deems appropriate after taking into account the colors, style, and quality of the improvements in the Original Premises with the goal to achieve as close a match as reasonably possible, and Tenant shall be bound by Landlord’s selections. Landlord shall enter into a direct contract for the Landlord Expansion Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Expansion Work. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Design Plan, or the revisions thereto by Tenant comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Design Plan and any revisions thereto by Tenant will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of the Design Plan (including, without limitation, compliance with law relating to design, functionality of design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment [including responsibility for all load-bearing issues related to such configuration and placement]). Landlord shall perform the Landlord Expansion Work or cause the Landlord Expansion Work to be performed in compliance with all applicable laws. Landlord shall diligently pursue the completion of the Landlord Expansion Work in a timely fashion.

2. If Tenant shall request any revisions to the Design Plan, Landlord shall have such revisions prepared at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Design Plan, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Expansion Work, if any, resulting from such revisions to the Design Plan. Tenant, within three (3) business days,

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shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Design Plan. If such revisions result in an increase in the cost of Landlord Expansion Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant within thirty (30) days after receipt. Notwithstanding anything herein to the contrary, all revisions to the Design Plan shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed.

3. Promptly following Landlord’s completion of the Landlord Expansion Work, Tenant shall, at Tenant’s sole cost and expense, perform any additional work required to ready the Expansion Space for Tenant’s use and occupancy, including, without limitation, providing the furniture, fixtures and equipment depicted on the Design Plan and installing all necessary wiring and cabling. All such work performed by or on behalf of Tenant shall be shall be performed in accordance with Article 8 of the Lease.

4. Tenant acknowledges that the Landlord Expansion Work may be performed by Landlord in the Premises during Normal Business Hours subsequent to the Effective Date of the Amendment. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Expansion Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any inconvenience suffered by Tenant during the performance of the Landlord Expansion Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

5. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT B-1

DESIGN PLAN

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